                                                                    Exhibit 99.3

                          ST. LAURENT PAPERBOARD INC.

                                AUDITORS' REPORT

To the Directors of
ST. LAURENT PAPERBOARD INC.

     We have audited the consolidated balance sheets of St. Laurent Paperboard Inc. as at December 31, 1999 and 1998 and the consolidated statements of earnings (loss), retained earnings and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in accordance with generally accepted accounting principles in Canada.

(Signature)
PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Canada

January 24, 2000, except as to Note 10 b), which is as of February 25, 2000 and
Note 20, which is as of February 23, 2000.

                          ST. LAURENT PAPERBOARD INC.

                   CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

                                                                    YEAR ENDED DECEMBER 31
                                                               --------------------------------
                                                                 1999        1998        1997
                                                               --------    --------    --------
                                                                 (in thousands of US dollars,
                                                                  except per share amounts)
Sales.......................................................   $986,819    $860,473    $642,700
Cost of delivery............................................     71,022      68,566      52,258
                                                               --------    --------    --------
Net sales...................................................    915,797     791,907     590,442
                                                               --------    --------    --------
Cost of sales...............................................    711,030     665,102     509,162
Amortization................................................     67,023      63,508      47,621
Selling and administrative expenses.........................     62,651      51,919      42,563
Restructuring charge (Note 17)..............................      --         12,878       --
                                                               --------    --------    --------
                                                                840,704     793,407     599,346
                                                               --------    --------    --------
Operating earnings (loss)...................................     75,093      (1,500)     (8,904)
Interest expense, net (Note 12).............................     28,609      29,397      33,760
Other income, net (Note 12).................................    (13,792)       (497)       (213)
                                                               --------    --------    --------
Earnings (loss) before income taxes.........................     60,276     (30,400)    (42,451)
Provision for (recovery of) income taxes (Note 13)..........     21,836      (7,137)    (12,010)
                                                               --------    --------    --------
Net earnings (loss) before non-controlling interest.........     38,440     (23,263)    (30,441)
Non-controlling interests...................................       (103)      --          --
Increase in equity component of convertible
  Debentures, net of income taxes (1997 -- $1,480)..........      --          --         (3,094)
                                                               --------    --------    --------
Net earnings (loss) attributable to common shares...........   $ 38,337    $(23,263)   $(33,535)
                                                               ========    ========    ========
Net earnings (loss) per common share
     Basic..................................................   $   0.78    $  (0.47)   $  (0.98)
                                                               ========    ========    ========
     Fully diluted..........................................   $   0.77            (1)         (1)
                                                               ========    ========    ========
Weighted average number of outstanding common shares (in
  thousands)................................................     49,328      49,124      34,384
                                                               ========    ========    ========

---------------

(1) Anti-dilutive

                  CONSOLIDATED STATEMENT OF RETAINED EARNINGS

                                                                    YEAR ENDED DECEMBER 31
                                                               --------------------------------
                                                                 1999        1998        1997
                                                               --------    --------    --------
                                                                 (in thousands of US dollars)
Balance at beginning of year................................   $  1,769    $ 25,032    $ 58,567
Net earnings (loss) attributable to common shares...........     38,337     (23,263)    (33,535)
                                                               --------    --------    --------
Balance at end of year......................................   $ 40,106    $  1,769    $ 25,032
                                                               ========    ========    ========

              See notes to the Consolidated Financial Statements.

                          ST. LAURENT PAPERBOARD INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31
                                                                -----------------------------------
                                                                  1999         1998         1997
                                                                ---------    ---------    ---------
                                                                   (in thousands of US dollars)
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
  Net earnings (loss).......................................    $  38,337    $ (23,263)   $ (30,441)
  Items not involving cash
     Amortization of property, plant and equipment, start-up
       and deferred costs and goodwill......................       67,023       63,508       47,621
     Amortization and write-off of debt issue costs.........        1,438        1,422        9,538
     Future income taxes....................................       20,379       (8,163)     (13,560)
     Gain on asset disposals................................       (5,094)        (235)        (235)
     Other..................................................         (927)        (758)      (2,019)
  Start-up and other deferred costs incurred................       (2,199)         414       (2,267)
  Pension expense, net of funding...........................        3,242        9,358        1,129
  Interest payments, net of expense.........................       --           --           (4,795)
  Non-controlling interests.................................          103       --           --
                                                                ---------    ---------    ---------
                                                                  122,302       42,283        4,971
  Change in non-cash working capital relating to operations
     Accounts receivable....................................      (10,588)      11,913       (8,856)
     Inventory..............................................        9,704       (1,942)     (11,846)
     Prepaid expenses.......................................          226       (8,153)      (2,608)
     Accounts payable and accrued liabilities...............       23,854       (8,825)      11,804
     Income and other taxes payable.........................         (538)         123        1,829
                                                                ---------    ---------    ---------
                                                                   22,658       (6,884)      (9,677)
                                                                ---------    ---------    ---------
  Cash provided by (used in) operations.....................      144,960       35,399       (4,706)
                                                                ---------    ---------    ---------
INVESTING ACTIVITIES
  Business acquisitions, including bank indebtedness assumed
     of $5,678 in 1997 (Note 3).............................      (70,415)      --         (506,353)
  Additions to property, plant and equipment................      (57,138)     (49,235)     (44,038)
  Proceeds from disposals of property, plant and
     equipment..............................................        9,059          235          312
                                                                ---------    ---------    ---------
  Cash used in investing activities.........................     (118,494)     (49,000)    (550,079)
                                                                ---------    ---------    ---------
FINANCING ACTIVITIES
  Issuance of common shares, net of expenses................        1,537        2,144      349,442
  Redemption of common shares...............................       --             (370)      --
  Issuance of long-term debt................................          610      230,256      245,453
  Repayment of long-term debt...............................       (9,549)    (241,892)     (12,940)
  Debt issue costs..........................................       (1,354)      (4,496)      (8,487)
  Minority interests........................................          700       --           --
  Cash held in escrow.......................................       --           11,000      (11,000)
                                                                ---------    ---------    ---------
  Cash provided by (used in) financing activities...........       (8,056)      (3,358)     562,468
                                                                ---------    ---------    ---------
INCREASE (DECREASE) IN CASH.................................       18,410      (16,959)       7,683
CASH (INDEBTEDNESS) AT BEGINNING OF YEAR....................       (3,519)      13,440        5,757
                                                                ---------    ---------    ---------
CASH (INDEBTEDNESS) AT END OF YEAR..........................    $  14,891    $  (3,519)   $  13,440
                                                                =========    =========    =========
CASH (INDEBTEDNESS) CONSISTS OF:
  Cash......................................................    $   9,125    $  --        $   3,689
  Temporary investments.....................................        5,766        2,607        9,751
  Bank indebtedness.........................................       --           (6,126)      --
                                                                ---------    ---------    ---------
                                                                $  14,891    $  (3,519)   $  13,440
                                                                =========    =========    =========

              See notes to the Consolidated Financial Statements.

                          ST. LAURENT PAPERBOARD INC.
                           CONSOLIDATED BALANCE SHEET

                                                                      DECEMBER 31
                                                                ------------------------
                                                                   1999          1998
                                                                ----------    ----------
                                                                  (in thousands of US
                                                                        dollars)
ASSETS
CURRENT ASSETS
  Cash and temporary investments............................    $   14,891    $    2,607
  Accounts receivable.......................................       124,279        95,895
  Income and other taxes recoverable........................         4,792         4,870
  Inventories (Note 4)......................................       106,481        98,542
  Prepaid expenses and other assets.........................        13,984        13,832
                                                                ----------    ----------
                                                                   264,427       215,746
PROPERTY, PLANT AND EQUIPMENT (NOTE 5)......................       816,879       775,960
FUTURE INCOME TAXES (NOTE 13)...............................        --             8,437
DEFERRED CHARGES AND OTHER ASSETS (NOTE 6)..................        33,898        30,347
GOODWILL, NET OF ACCUMULATED AMORTIZATION OF $3,991 (1998 --
  $2,777)...................................................        40,339        19,923
                                                                ----------    ----------
                                                                $1,155,543    $1,050,413
                                                                ==========    ==========
LIABILITIES
CURRENT LIABILITIES
  Bank indebtedness.........................................    $   --        $    6,126
  Accounts payable and accrued liabilities..................       102,846        72,112
  Current portion of long-term debt (Note 7)................        47,397         5,975
                                                                ----------    ----------
                                                                   150,243        84,213
LONG-TERM DEBT (NOTE 7).....................................       338,206       356,455
OTHER LIABILITIES (NOTE 8)..................................        32,804        27,271
FUTURE INCOME TAXES (NOTE 13)...............................        18,305         6,363
COMMITMENTS AND CONTINGENCIES (NOTE 10)
SHAREHOLDERS' EQUITY
COMMON SHARES (NOTE 9)......................................       573,471       571,934
CONTRIBUTED SURPLUS.........................................         2,408         2,408
RETAINED EARNINGS...........................................        40,106         1,769
                                                                ----------    ----------
                                                                   615,985       576,111
                                                                ----------    ----------
                                                                $1,155,543    $1,050,413
                                                                ==========    ==========

                      APPROVED BY THE BOARD OF DIRECTORS,


                  SIGNATURE                                            SIGNATURE
              Jay J. Gurandiano                                    Raymond R. Pinard
                   Director                                             Director

              See notes to the Consolidated Financial Statements.

                          ST. LAURENT PAPERBOARD INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

1.  SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    The Company is a producer, supplier and converter of paperboard products. Its principal products are white top linerboard, brown linerboard, corrugating medium and solid bleached paperboard (foodboard and linerboard). The Company converts approximately one third of its paperboard capacity into corrugated boxes, point-of-purchase displays and other products. Its assets are located in the United States and Canada and the products are sold mostly in the United States and Canada.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada. As described in Note 19, those principles differ in certain material respects from those that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States.

    The consolidated financial statements include the accounts of the Company and all its subsidiary companies. All significant inter-company transactions and balances have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities shown on the balance sheet and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses on the statement of earnings during the reporting period. Actual results may differ from those estimates.

    FOREIGN EXCHANGE AND HEDGING ACTIVITIES

    Non-monetary assets and liabilities of Canadian activities are translated into US dollars at historical exchange rates. As explained in Note 2, the historical rate for non-monetary items at December 31, 1996 is the rate in effect as at that date. Monetary assets and liabilities are translated from other currencies into US dollars at rates of exchange in effect at the date of the balance sheet. Exchange gains or losses on Canadian dollar denominated long-term debt are deferred and amortized over the expected life of the related debt using the straight-line method.

    Revenues and expenses are translated at the average rate during the month in which the transaction took place, except amortization, which is translated at historical rates.

    The Company currently manages its foreign exchange exposure to future expenses denominated in Canadian dollars through the use of forward contracts and options. Resulting gains and losses on contracts designated as hedges are recognized as part of the related Canadian transactions as they occur and, therefore, are included in the cost of sales.

    The Company also manages its risk exposure to interest rate variations by entering into swap and option agreements. Payments made or received under these agreements are accounted for as adjustments to interest expense.

    The Company also manages its commodities price exposures by entering into cash settled-swap agreements. Resulting gains and losses on contracts designated as hedges are recognized as part of the related transaction as they occur and, therefore, are included in sales or cost of sales, as applicable.

    TEMPORARY INVESTMENTS

    Temporary investments are stated at the lower of cost and market value. They are composed of debt instruments with maturities of less than three months.

    INVENTORIES

    Finished products are valued at the lower of average cost and net realizable value. Fibre, maintenance materials and operating supplies are valued at average cost. The average cost includes, where applicable, direct labor, manufacturing overhead expenses and amortization.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost, net of related investment tax credits. They are amortized over their estimated useful lives, which are approximately 20 years, using the unit of production method for manufacturing facilities and the straight-line method for converting facilities.

    Timberlands are stated at cost and are managed on a sustained yield basis. Major roads are capitalized and amortized over their expected useful life. Amortization is recorded based on timber harvested.

    During the construction period, interest is capitalized on major improvements and expansion projects. No amortization is charged on major improvements or expansion projects until construction is completed.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    ENVIRONMENTAL EXPENDITURES

    Environmental expenditures related to current operations are expensed or capitalized as appropriate. Provisions are made for costs of anticipated remedial action when they can be reasonably estimated.

    OTHER ASSETS

    Start-up costs, which include pre-production costs, incurred on significant construction and modernization projects are deferred until the projects are ready to commence commercial production and are then amortized over a period of five years. Debt issue expenses are deferred and amortized over the expected life of the related debt using the straight-line method.

    GOODWILL

    Goodwill is recorded at cost less accumulated amortization. It is amortized over a 20-year period using the straight-line method. The Company assesses annually whether there has been a permanent impairment in the value of the unamortized portion of goodwill by determining whether projected undiscounted future cash flows from the related operations exceed the net book value of goodwill at the assessment date.

    PENSION COSTS AND OTHER POST-RETIREMENT BENEFITS

    Pension costs are determined annually in consultation with independent actuaries and include current service costs, a provision for the amortization of prior service costs and settlement costs related to special events. The pension plans' surplus or deficit, after including the liabilities for past service, is amortized over the estimated average remaining service lives of the employees. The assets of the pension plans are invested in listed common stocks, fixed income securities and cash equivalents.

    In addition to pension benefits, the Company provides limited life insurance, dental and health care benefits to eligible retired employees. The cost of providing these benefits is recognized on an accrual basis during the service years of these employees. The costs include also a provision for the amortization of prior service costs.

    LONG-TERM INCENTIVE PLANS

    The Company recognizes compensation costs related to awards of restricted share units and stock options (see Note 9) when the shares are issued. The costs accounted for on the issuance date are based on the market value of the shares at that date.

    INCOME TAXES

    The Company adopted in 1998 the new accounting rules for income taxes approved by the Canadian Institute of Chartered Accountants in September 1997. Under the new rules, the Company recognizes the amount of taxes payable or refundable for the current year and recognizes also the future income tax liabilities and assets related to the other assets and liabilities recognized in the balance sheet, using the current income tax rate. The impact of the change on 1998 net earnings was not significant. The change has not been applied retroactively since the impact was not significant on financial statements of prior years. The Company does not make provisions for income taxes on the undistributed earnings of foreign subsidiaries, part of which may be subject to certain taxes on distribution to the parent company as such income is reinvested in foreign operations. The amount of such undistributed earnings is not significant at December 31, 1999.

    EARNINGS PER COMMON SHARE

    Earnings per common share are calculated using the weighted average number of common shares outstanding during the year. Fully diluted earnings per common share are calculated using the weighted average number of common shares outstanding during the year and assuming that all convertible debentures were converted to common shares at the beginning of their respective years, that all outstanding stock options and warrants were exercised from the beginning of the year, and that all shares, entitled to be received through the restricted share units, were issued also at the beginning of the year.

2.  CHANGE IN REPORTING CURRENCY IN 1997

    The consolidated financial statements of the Company were presented in Canadian dollars up to December 31, 1996. Until that date, the Canadian dollar was also considered the functional currency of the Company. With the major acquisition of U.S. assets made in May 1997 (see Note 3), substantially all the Company's revenues are received in US dollars and the Company's Canadian assets and expenses denominated in Canadian dollars represent less than half of the assets and expenses of the Company. For these reasons, the US dollar was adopted in 1997 as the Company's reporting and functional currency. The comparative financial information for 1996 is presented in US dollars in accordance with a translation of convenience method using the Closing exchange rate at December 31, 1996 of $0.73 for CAN$1.00. The translated amount for Canadian non-monetary items at December 31, 1996 became the historical basis for those items in 1997 and subsequently.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

3.  BUSINESS ACQUISITIONS

    The Company completed the following business acquisitions:

    On December 22, 1999, the Company acquired for cash consideration of $6.5 million all the assets of The Kimball Companies in East Longmeadow, Massachusetts. The Kimball Companies manufacture protective packaging including triplewall, foam, wood and corrugated products.

    On January 29, 1999, the Company purchased a 49% interest in Eastern Container Corporation which operates converting facilities in Massachusetts and New Hampshire and, on November 30, 1999, the Company acquired the remaining 51% interest. The total cash consideration paid by the Company for this acquisition amounted to $25.3 million.

    On July 30, 1999, the Company acquired from Chesapeake Corporation all the assets of the building products business, consisting of two softwood sawmills located in West Point, Virginia and Princess Anne, Maryland; a hardwood lumber re-processing facility located in Milford, Virginia; as well as a chip mill facility located in Pocomoke City, Maryland for cash consideration of $13.8 million.

    On May 28, 1999, the Company acquired all the assets of Castle Rock Container Company, a custom manufacturer of high-quality corrugated packaging, point-of-purchase displays and communication kit, from Consolidated Papers Inc. located in Adams, Wisconsin for cash consideration of $24.8 million.

    In 1998, there were no business acquisitions.

    On May 23, 1997, the Company acquired from Chesapeake Corporation certain assets of its paperboard business consisting of a pulp and paper mill located in West Point, Virginia, four converting plants located in Richmond and Roanoke, Virginia, Baltimore, Maryland and North Tonawanda, New York, and other related assets for $498 million paid in cash. The acquisition was financed by the issuance of common shares and term loans.

    In January 1997, the Company acquired for cash consideration of $2.9 million (CAN$3.9 million) all of the outstanding shares of Usine Francobec Inc., a wood chipping facility located near La Tuque, Quebec.

    The acquisitions have been accounted for using the purchase method and the results of operations therefrom are included in the consolidated statement of earnings of the Company from the respective acquisition dates. The initial investment in Eastern Container Corporation on January 29, 1999 was accounted for using the equity method up to December 1, 1999 when the remaining 51% was acquired.

    The net assets acquired, at assigned values, are summarized as follows:

                                                                      1999        1998
                                                                    --------    --------
                                                                      (in thousands of
                                                                          dollars)
    Current assets..............................................    $ 35,817    $ 79,610
    Property, plant and equipment...............................      51,477     457,121
    Goodwill....................................................      21,630         702
    Other assets................................................       2,429      19,626
                                                                    --------    --------
                                                                     111,353     557,059
    Current liabilities.........................................      (7,503)    (32,080)
    Other liabilities...........................................     (33,435)    (24,304)
                                                                    --------    --------
                                                                    $ 70,415    $500,675
                                                                    ========    ========

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

4.  INVENTORIES

                                                                      1999        1998
                                                                    --------    --------
                                                                      (in thousands of
                                                                          dollars)
    Primary mills
      Fibre.....................................................    $ 11,699    $ 11,058
      Maintenance materials and operating supplies..............      29,796      29,910
      Finished products.........................................      10,013      24,518
    Converting plants
      Raw materials.............................................      22,915      14,107
      Maintenance materials and operating supplies..............       3,218       3,639
      Finished products.........................................      18,461      10,282
    Lumber
      Fibre.....................................................       8,500       4,921
      Finished products.........................................       1,879         107
                                                                    --------    --------
                                                                    $106,481    $ 98,542
                                                                    ========    ========

5.  PROPERTY, PLANT AND EQUIPMENT

                                                                                     1999
                                                                    --------------------------------------
                                                                                  ACCUMULATED
                                                                       COST       AMORTIZATION      NET
                                                                    ----------    ------------    --------
                                                                          (in thousands of dollars)
    Land........................................................    $   12,334      $     --      $ 12,334
    Timberlands and roads.......................................        12,986         2,504        10,482
    Buildings and equipment.....................................       995,460       201,397       794,063
                                                                    ----------      --------      --------
                                                                    $1,020,780      $203,901      $816,879
                                                                    ==========      ========      ========

                                                                                     1998
                                                                    --------------------------------------
                                                                                  ACCUMULATED
                                                                       COST       AMORTIZATION      NET
                                                                    ----------    ------------    --------
                                                                          (in thousands of dollars)
    Land........................................................    $    6,549      $ --          $  6,549
    Timberlands and roads.......................................        12,990         2,058        10,932
    Buildings and equipment.....................................       894,329       135,850       758,479
                                                                    ----------      --------      --------
                                                                    $  913,868      $137,908      $775,960
                                                                    ==========      ========      ========

    Amortization expense for the year was $63,731 (1998 -- $60,602; 1997 -- $43,837).

6.  DEFERRED CHARGES AND OTHER ASSETS

                                                                      1999        1998
                                                                    --------    --------
                                                                      (in thousands of
                                                                          dollars)
    Deferred charges, net of accumulated amortization
      Start-up costs............................................    $  5,979    $  5,626
      Debt issue expenses.......................................       6,005       5,016
      Foreign exchange loss on long-term debt...................       1,527       1,909
      Other.....................................................       3,765       2,107
    Prepaid pension costs (Note 11).............................      15,326      14,279
    Advances to officers and managers (Note 9)..................       1,296       1,410
                                                                    --------    --------
                                                                    $ 33,898    $ 30,347
                                                                    ========    ========

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

7.  LONG-TERM DEBT

                                                                      1999        1998
                                                                    --------    --------
                                                                      (in thousands of
                                                                          dollars)
    Secured term loan...........................................    $224,250    $230,000
    Senior secured notes
    -- Series A, 8.80% (1998 -- 8.17%)..........................      30,000      30,000
    -- Series B, 9.04% (1998 -- 8.41% ).........................      85,000      85,000
    -- Series C, 9.42% (1998 -- 8.79% ).........................      10,000      10,000
    Eastern Container Corporation term loan.....................      22,500       --
    Industrial development revenue bonds........................       4,760       4,880
    Note payable................................................       8,000       --
    Note payable to Abitibi-Consolidated Inc. (1998 --
      CAN$3.7)..................................................       --          2,389
    Other.......................................................       1,093         161
                                                                    --------    --------
                                                                     385,603     362,430
    Less: Long-term debt due within one year....................      47,397       5,975
                                                                    --------    --------
                                                                    $338,206    $356,455
                                                                    ========    ========

    SECURED TERM LOAN

    Under a credit agreement, the Company has a 7-year term facility with an original amount of $230 million, of which $224.3 million were outstanding at the end of 1999, and a CAN$200 million or $ equivalent 5-year revolving facility, of which CAN$191 million were available at the end of the year, subject to meeting certain financial covenants. In the third quarter of 1999, a CAN$70 million or $ equivalent, 7-year term facility available under this credit agreement was cancelled. The remaining principal amount of the secured term loan is payable as follows: 10% in 2000 and 2001, 17.5% in 2002, 20% in 2003, 2004 and 2005 on the original amount of $230 million. The credit facilities bear interest at specified margins over the alternate base rate or LIBOR. The actual interest rate as of December 31, 1999 is 7.70% on the term facility (6.29% in 1998). The credit facilities are secured by all the assets of St. Laurent Paperboard Inc., St. Laurent Paperboard (U.S.) Inc. and their subsidiaries.

    SENIOR SECURED NOTES

    The $125 million senior secured notes are secured by all the assets of St. Laurent Paperboard Inc., St. Laurent Paperboard (U.S.) Inc. and their subsidiaries and rank pari passu with the lenders under the credit agreement governing the secured term loan. The Series B senior notes carry the following principal repayment requirements: $18.3 million in 2000 and 2002 and $12.1 million in each of the years 2003 through 2006. The Series A and C senior notes are payable in 2002 and 2008 respectively. Subject to a make-whole provision, the notes are redeemable at any time.

    EASTERN CONTAINER CORPORATION ("EASTERN") TERM LOAN

    Concurrent with the acquisition of the remaining 51% of Eastern and with the Company providing a guarantee to the lenders, Eastern's existing credit agreement was renegotiated in order to have the covenants governing Eastern's $24 million, 7-year term facility similar to those governing the Company's secured term loan. The principal amount of Eastern's term loan is payable as follows: 12.5% in 2000, 2001, 2002 and 2003, 16.7% in 2004 and
    27.1% in 2005 on the original amount of $24 million. This credit facility bears interest at a specified margin over prime rate or LIBOR. The actual interest rate as of December 31, 1999 is 7.92%. The credit facility is secured by all the assets of Eastern and is guaranteed by St. Laurent Paperboard Inc.

    INDUSTRIAL DEVELOPMENT REVENUE BONDS

    In connection with the construction of a sheet corrugating facility based in Milwaukee, Wisconsin by Innovative Packaging Corp., a subsidiary, tax-exempt variable rate industrial development revenue bonds were issued by this subsidiary in 1997 with a maturity of December 1, 2017. The bonds are secured by an irrevocable bank letter of credit governed by a credit facility, imposing certain financial covenants such as working capital and tangible net worth. The bonds are subject to redemption at the option of Innovative Packaging Corp., in whole or in part at any time, at par plus accrued interest. The actual interest rate as of December 31, 1999 is 5.65% (4.20% in 1998).

    NOTE PAYABLE

    In connection with the acquisition of Eastern, a $8 million note was issued as a balance of sale. The principal amount of the note payable will be repaid as follows: one third in each of the years 2000, 2001 and 2002. This note bears interest at a fixed rate of 8.25% and a portion of this note ranks pari passu with the lenders under the Eastern Container Corporation term loan. This note is guaranteed by St. Laurent Paperboard Inc.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    COVENANTS

    Under the terms of its various debt agreements, the Company must meet certain financial covenants, including ratios with respect to leverage, tangible net worth and, under certain circumstances, interest coverage. In addition, the Company is subject to limitations with regard to the sale or disposal of assets. Specific rules and restrictions govern mergers and acquisitions.

    The minimum annual installments on long-term debt for the next five years are as follows:

                                            (in thousands of dollars)
    2000................................             $47,397
    2001................................              29,152
    2002................................              94,654
    2003................................              61,245
    2004................................              62,245

8.  OTHER LIABILITIES

                                                                     1999       1998
                                                                    -------    -------
                                                                     (in thousands of
                                                                         dollars)
    Pension liability (Note 11).................................    $14,529    $10,659
    Post-retirement benefit liability (Note 11).................     16,981     15,312
    Non-controlling interest....................................        921      --
    Other.......................................................        373      1,300
                                                                    -------    -------
                                                                    $32,804    $27,271
                                                                    =======    =======

9.  COMMON SHARES AND CONTRIBUTED SURPLUS

    The Company's authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series, in each case without nominal or par value. The number of shares outstanding as at December 31, 1999 is 49,398,968 common shares (1998 -- 49,244,696; 1997 -- 49,034,871).

    The changes in the number and stated value of the common shares of the Company are as follows, in thousands of dollars except the number of shares:

                                                               1999                    1998                    1997
                                                       ---------------------   ---------------------   ---------------------
                                                       NUMBER OF     STATED    NUMBER OF     STATED    NUMBER OF     STATED
                                                         SHARES      VALUE       SHARES      VALUE       SHARES      VALUE
                                                       ----------   --------   ----------   --------   ----------   --------
    Balance at beginning of year....................   49,244,696   $571,934   49,034,871   $570,160   13,314,298   $ 90,111
    Issued during the year Public offering(i).......      --           --         --           --      24,420,000    352,894
      Conversion of debentures(ii)..................      --           --         --           --      11,190,770    125,638
      Managers' Share Purchase Plan(iii)............      --           --          9,289         107      30,603         445
      Employees' Share Purchase Plan(iv)............     136,925       1,360     202,129       1,647      43,784         520
      Directors' Stock Option and Share Purchase
        Plan(v).....................................      10,110         108       8,233         110       6,060          98
      Restricted share units matured................       7,237          69      13,960         144      26,118         416
      Options exercised.............................      --           --         14,814         136       3,238          38
    Buy-back of shares(vi)..........................      --           --        (38,600)       (370)     --           --
                                                       ----------   --------   ----------   --------   ----------   --------
    Balance at end of year..........................   49,398,968   $573,471   49,244,696   $571,934   49,034,871   $570,160
                                                       ==========   ========   ==========   ========   ==========   ========

---------------

    (i) Net of issue costs of $10.2 million, which are net of taxes of $4.9 million.

    (ii) Net of amortized issue costs of $1.1 million, which are net of taxes of $0.5 million. If the convertible debentures had been converted at the beginning of 1997, the loss per share figure for 1997 would have been $0.77.

    (iii) Shares issued to eligible managers under the Managers' Share Purchase Plan were financed by interest-free loans provided by the Company. The Company has reserved a maximum of 300,000 shares for the purpose of the Plan. At December 31, 1999, there were 82,293 shares held by the Plan's participants (1998 -- 92,269; 1997 -- 91,201) with a market value of $1,096,966 (1998 -- $646,806; 1997 -- $1,172,845).

    (iv) The Company has reserved a maximum of 500,000 shares for the purpose of the Employees' Share Purchase Plan. At December 31, 1999, there were 296,997 shares held by the Plan's participants (1998 -- 267,366; 1997 -- 64,853).

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    (v) The Company has reserved a maximum of 175,000 shares for the purpose of the Directors' Stock Option and Share Purchase Plan. At December 31, 1999, there were 32,098 shares issued and outstanding under the provisions of the Plan (1998 -- 21,988; 1997 -- 15,143).

    (vi) Shares were purchased according to a normal course issuer bid that was approved in December 1997. The bid was for approximately 5% of the 49 million common shares issued and outstanding, subject to a maximum aggregate purchase price of CAN$40 million. The normal course issuer bid expired in December 1998.

    The Company also issued shares to eligible officers under a Long-Term Incentive Plan which were financed by interest-free loans provided by the Company. At December 31, 1999, there were 44,004 (1998 -- 44,004; 1997 --
    52,234) shares issued and outstanding under this plan with a market value of $586,573 (1998 -- $308,468; 1997 -- $671,867).

    The interest-free loans to eligible officers and managers are secured by the common shares issued under both plans and are repayable from proceeds on the sale of any shares purchased, by the application of any dividends declared and paid on such shares, and from 25% of any bonus paid to the eligible officer or manager and, as to any remainder, upon termination of employment.

    Under the Long-Term Incentive and Managers' Share Purchase plans, at the time of issuance of common shares, the Company granted to each eligible officer and manager one restricted share unit ("RSU") for every two shares. Each RSU entitles the holder to receive one common share, at no cost, three years after its issuance. During the year, 7,237 RSUs (1998 -- 13,960; 1997 -- 26,118) matured and 1,731 were cancelled (1998 -- 13,569; 1997 -- 1,298).

    In addition, the Long-Term Incentive Plan also includes a stock option component for its participants. The number of shares that may be issued pursuant to the exercise of options under the plan is limited to 1,031,684 common shares. The options can be exercised between one to five years after their respective date of grant for a period of ten years, at which time they expire.

    Under the terms of the Directors' Stock Option and Share Purchase Plan, the options granted to directors can be exercised starting one year after their respective date of grant for a period of ten years, at which time they expire.

    The changes in the number of stock options and RSUs of the Company are as follows:

                                                                    1999                              1998
                                                        -----------------------------    ------------------------------
                                                        NUMBER     WEIGHTED    NUMBER    NUMBER     WEIGHTED    NUMBER
                                                          OF       EXERCISE      OF        OF       EXERCISE      OF
                                                        OPTIONS     PRICE       RSUS     OPTIONS     PRICE       RSUS
                                                        -------    --------    ------    -------    --------    -------
                                                                    CAN$                              CAN$
    Balance at beginning of year....................    666,340     $19.07     22,710    594,359     $18.88      45,595
    Issued..........................................    333,262      15.71        --     163,769      19.25       4,644
    Cancelled.......................................    (67,228)     17.69     (1,731)   (76,974)     19.10     (13,569)
    Matured or exercised............................        --          --     (7,237)   (14,814)     13.50     (13,960)
                                                        -------     ------     ------    -------     ------     -------
    Balance at end of year..........................    932,374      16.01     13,742    666,340      19.07      22,710
                                                        =======     ======     ======    =======     ======     =======

                                                                                 1997
                                                                    ------------------------------
                                                                    NUMBER     WEIGHTED    NUMBER
                                                                      OF       EXERCISE      OF
                                                                    OPTIONS     PRICE       RSUS
                                                                    -------    --------    -------
                                                                                 CAN$
    Balance at beginning of year................................    448,234     $17.22      58,328
    Issued......................................................    173,396      22.86      15,300
    Cancelled...................................................    (24,033)     16.12      (1,915)
    Matured or exercised........................................     (3,238)     16.70     (26,118)
                                                                    -------     ------     -------
    Balance at end of year......................................    594,359      18.88      45,595
                                                                    =======     ======     =======

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    The following table summarizes information concerning currently outstanding and exercisable stock options:

                                     AVERAGE     WEIGHTED                 WEIGHTED
         RANGE                      REMAINING    AVERAGE                  AVERAGE
      OF EXERCISE      NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
        PRICES       OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
      -----------    -----------   -----------   --------   -----------   --------
       $13.50 --
         $17.00       432,947      7.45 years    $15.00      134,189      $13.50
       $17.00 --
         $21.00       313,785      6.52 years    $19.09      155,520      $19.09
       $21.00 --
         $23.73       185,642      6.70 years    $22.99      65,464       $22.88
                       -------                                -------
                      932,374                                355,173
                       =======                                =======

    In addition to the options and the RSUs outstanding, the Company issued 380,000 warrants in the course of the acquisition of Eastern Container Corporation. The warrants awarded give the right to the owner to buy 380,000 common shares of the Company at CAN$10.95/share and the owner has until January 2002 to exercise those warrants.

10. COMMITMENTS AND CONTINGENCIES

    a) At December 31, 1999, the Company had commitments for major capital expenditures under purchase orders and contracts amounting to approximately $13.5 million.

       Minimum payments in US and Canadian dollars required under operating leases are as follows:

                                                                          US $     CAN $
                                                                         ------    ------
                                                                         (in thousands of
                                                                             dollars)
         2000........................................................    5,285     1,429
         2001........................................................    4,794       897
         2002........................................................    4,436       813
         2003........................................................    3,496       776
         2004........................................................    2,614       715
         Subsequent years............................................    5,282     1,405

       Under the Asset Acquisition Agreement between the Company and Avenor Inc. in June 1994, Avenor Inc. (now Bowater Canada Inc.) has a right of first refusal for a period of 99 years regarding disposition of the Company's private timberlands of approximately 904,020 acres at the rate of 250 acres or more in any one transaction or series of related transactions. Should Bowater Canada Inc. refuse the transaction, it remains entitled to receive from the Company any amount in excess of CAN$25 per acre.

       The Company is involved in various legal actions during the normal course of business. Management of the Company is of the opinion that the total amount of any potential liabilities for which provisions have not already been recorded is not expected to have a material adverse effect on the Company's financial position or its results.

    b) On April 19, 1999, the U.S. Environmental Protection Agency ("EPA") and the Virginia Department of Environmental Quality ("DEQ") each issued a Notice of Violation (the "NOVS") under the Clean Air Act ("CAA") to the primary mill located in West Point, Virginia (the "Mill"), which was acquired from Chesapeake Corporation ("Chesapeake") in 1997. The Company is part of a group of pulp and paper companies that were served at the same period of time with NOVs by EPA for alleged violations of the Clean Air Act. In general, the NOVs allege that from 1984 to the present, the Mill installed certain equipment and modified certain production processes without obtaining required permits. In the 1997 Purchase Agreement, Chesapeake agreed to indemnify the Company for remediation work resulting from violations of applicable environmental laws (including the CAA) that existed at the Mill as of the date of the Purchase Agreement and as of the May 1997 closing date as to which Chesapeake had "knowledge" as defined in the Purchase Agreement. Chesapeake's maximum indemnification obligation to St. Laurent with respect to such matters is $50 million. While such costs cannot be estimated with certainty at this time, based on presently available information, the Company believes that the cost of remediation work, which represents capital expenditures comprising the engineering, procurement and construction work of Mill modifications (including the installation of air emission controls, etc.) associated with the NOVs may approximate $20 million.

       In addition, a civil monetary penalty may be assessed by EPA and DEQ; however, the costs associated with any such penalty cannot be estimated at this time as the Company and Chesapeake are continuing discussions with EPA and DEQ with respect to such matters. Based upon discussions with EPA and DEQ to date, the Company believes that the total cost of remediation work associated with the NOVs and fines and penalties that may be imposed by EPA and DEQ will not exceed the maximum amount of Chesapeake's obligation. The Company and Chesapeake have agreed to appoint a third party to decide the scope and timing of future remediation work that is the subject of indemnification in the Purchase Agreement. The third party ruled on February 25, 2000 that said extension of the indemnification period has been extended to May 8, 2000, with the possibility of a further extension, on terms that may be determined by

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

       the third party. In the interim, the Company and Chesapeake, with the assistance of the third party, under certain conditions, shall work together in attempting to develop and implement a remediation plan, which will provide for a cost-effective resolution of the issues raised by the NOVs. The Company believes that Chesapeake has the financial ability to honor its indemnification obligation under the 1997 Purchase Agreement. The Company is cooperating with Chesapeake to analyze, respond to, and defend against the matters alleged in the NOVs. Based upon an initial review of the NOVs, the Company believes that it has substantial defenses against the alleged violations. The Company and Chesapeake are working with EPA and DEQ to address the matters that are the subject of the NOVs; however, the Company will vigorously defend itself against these allegations, if necessary.

11. EMPLOYEE PENSION COSTS AND OTHER POST-RETIREMENT BENEFITS

    PENSION COSTS

    Canadian operations

    Defined Benefit Pension Plans
    The Company has a registered pension plan (the "St. Laurent Plan") which covers substantially all non-unionized employees. The St. Laurent Plan is a defined benefit plan integrated with the Canada/Quebec Pension Plan, and is funded through Company contributions.

    Most of the unionized employees of the Company are covered by a registered defined benefit plan integrated with the Canada/Quebec Pension Plan, funded through Company and employee contributions. Employee contributions and pension benefits for unionized employees are established pursuant to the collective bargaining agreements in effect with their respective unions.

    Defined Contribution Pension Plans
    Certain unionized and non-unionized employees of the Company are covered by registered defined contribution pension plan.

    Supplementary Executive Retirement Plan (the "SERP")
    The Company also has a SERP pursuant to which additional pension benefits in excess of those that can be provided under St. Laurent Plans may become payable to certain executive officers qualified for participation under the SERP based on their position level.

    UNITED STATES OPERATIONS

    Defined Benefit Pension Plans
    The U.S. companies currently maintain two non-contributory defined benefit retirement plans covering substantially all U.S. employees. The plan covering represented U.S. employees generally provides benefits of stated amounts for each year of service or a formula based on years of service and the employee's salary history. The plan covering U.S. salaried and non-represented hourly employees provides benefits of stated amounts for each year of service for most hourly employees and a formula based on years of service and the employee's salary history for salaried employees and certain hourly employees. Salaried employees and certain represented employees are also entitled to supplemental benefits based on service of more than ten years. The funding policy for the qualified plans is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act and the Internal Revenue Code. The U.S. companies also maintain certain non-qualified pension plans for executives which provide benefits that are based on targeted wage replacement percentages or provide other additional benefits. These non-qualified plans are unfunded.

    401(k) Plans
    The U.S. companies also maintain two 401(k) Plans covering substantially all U.S. employees. Participants are allowed to make voluntary employee contributions on a pre-tax basis which contributions are matched based on the employee's status and workplace.

    The dates of the most recent actuarial valuations for the plans are December 31, 1997 for the Canadian plans and October 1, 1998 for the U.S. plans.

    Contributions to the Company's pension plans are based on the actuarial recommendation for each plan and meet the funding requirements of the regulatory authorities.

    PENSION EXPENSE

    Net pension expense for the defined benefit plans include the following components:

                                                                   1999        1998        1997
                                                                  -------    --------    --------
                                                                     (in thousands of dollars)
    Service costs -- pension benefits earned during the year....  $ 5,647    $  4,809    $  3,069
    Interest costs on projected benefit obligation..............   18,754      17,607      15,465
    Actual return on pension fund assets........................   (9,757)    (21,733)    (20,543)
    Net amortization, deferrals and others......................   (9,222)      2,756       4,937
                                                                  -------    --------    --------
    Net pension expense.........................................  $ 5,422    $  3,439    $  2,928
                                                                  =======    ========    ========

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    FUNDED STATUS OF THE PLANS

                                                                        1999                                1998
                                                          ---------------------------------   ---------------------------------
                                                                 FOR PLANS IN WHICH                  FOR PLANS IN WHICH
                                                           ASSETS EXCEED    BENEFITS EARNED    ASSETS EXCEED    BENEFITS EARNED
                                                          BENEFITS EARNED    EXCEED ASSETS    BENEFITS EARNED    EXCEED ASSETS
                                                          ---------------   ---------------   ---------------   ---------------
                                                                                (in thousands of dollars)
    Plan assets at fair value...........................      $63,955          $172,737           $60,187          $161,373
    Projected benefit obligation........................       51,998           195,176            48,990           177,397
                                                              -------          --------           -------          --------
    Plan assets in excess of (less than) projected
      benefit obligation................................      $11,957          $(22,439)          $11,197          $(16,024)
                                                              =======          ========           =======          ========
    The above excess (deficiency) is comprised of
      amounts to be amortized over the expected average
      remaining service lives of plan members and to be
      reflected in future earnings, namely:
      Unamortized net gain (loss).......................      $(2,917)         $ 15,736           $(3,082)         $  7,169
      Net asset (obligation) as at June 1994, the
        implementation date of the current accounting
        policy..........................................      --                    480           --                    584
      Prior service cost of retroactive benefits
        resulting from plan amendments since June
        1994............................................         (452)          (24,126)          --                (13,118)
                                                              -------          --------           -------          --------
                                                               (3,369)           (7,910)           (3,082)           (5,365)
    Prepaid pension cost (liability)....................       15,326           (14,529)           14,279           (10,659)
                                                              -------          --------           -------          --------
                                                              $11,957          $(22,439)          $11,197          $(16,024)
                                                              =======          ========           =======          ========

    The following assumptions were used for the Canadian and U.S. plans:

                                                                   1999              1998
                                                              --------------    --------------
    AVERAGE RATE                                               CAN      US       CAN      US
    ------------                                              -----    -----    -----    -----
    Discount rate...........................................  8.25%    7.50%    8.75%    6.75%
    Salary increase.........................................  3.50%    4.75%    3.50%    4.75%
    Return on assets........................................  8.25%    9.25%    8.75%    9.25%

    POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

                                                                   1999       1998
                                                                  -------    -------
                                                                   (in thousands of
                                                                       dollars)
    Costs of post-retirement benefits other than pensions:
      Service costs.............................................  $   962    $   690
      Interest costs............................................    1,350      1,252
      Amortization of the transitional balance..................      131        131
      Actuarial loss............................................        4      --
                                                                  -------    -------
    Total.......................................................  $ 2,447    $ 2,073
                                                                  =======    =======
    Funded status of plans:
      Accumulated obligation for post-retirement benefits other
        than pensions...........................................  $19,444     18,740
                                                                  =======    =======
    Unrecognized transitional balance...........................  $ 1,622    $ 1,653
    Unrecognized net loss.......................................      841      1,775
    Accrual for post-retirement benefits other than pensions....   16,981     15,312
                                                                  -------    -------
                                                                  $19,444    $18,740
                                                                  =======    =======

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    The assumptions used to measure the obligation for post-retirement benefits other than pensions are as follows:

    Average age discount rate...................................  7.50%
    Health care cost trend rate.................................  7.50% in 1999 trending down to a rate of 5% in 2003
    Effect of a 1% change in the health care cost trend rate on
      post-retirement benefits other than pensions:.............  - Cost        $0.1 million
                                                                  - Obligation  $0.9 million

    CHANGE IN BENEFITS OBLIGATION

                                                                                           OTHER POST-
                                                                                           RETIREMENT
                                                                   PENSION BENEFITS         BENEFITS
                                                                  -------------------   -----------------
                                                                    1999       1998      1999      1998
                                                                  --------   --------   -------   -------
                                                                   (in thousands of     (in thousands of
                                                                       dollars)             dollars)
    Benefits obligation at beginning of year....................  $226,387   $212,045   $18,740   $16,754
      Acquisition...............................................     5,811      --        1,014     --
      Unrealized foreign exchange loss (gain)...................     9,111     (9,887)      131      (145)
      Service costs.............................................     5,647      4,809       962       690
      Interest costs............................................    18,754     17,607     1,350     1,252
      Plan participants' contributions..........................     1,326      1,159     --        --
      Amendments................................................    12,032      4,140     --        --
      Actuarial loss (gain).....................................   (18,258)     5,216      (930)    1,054
      Special termination benefits (Note 17)....................     --         8,233     --        --
      Benefits paid.............................................   (13,636)   (16,935)   (1,823)     (865)
                                                                  --------   --------   -------   -------
    Benefits obligation at end of year..........................  $247,174   $226,387   $19,444   $18,740
                                                                  ========   ========   =======   =======

    CHANGE IN PLAN ASSETS

                                                                      PENSION BENEFITS
                                                                    --------------------
                                                                      1999        1998
                                                                    --------    --------
                                                                      (in thousands of
                                                                          dollars)
    Fair value of plan assets at beginning of year..............    $221,560    $221,460
      Acquisition...............................................       5,224       --
      Unrealized foreign exchange gain (loss)...................       8,601      (9,683)
      Actual return on plan assets..............................       9,757      21,733
      Employer contribution.....................................       3,860       3,826
      Plan participants' contributions..........................       1,326       1,159
      Gross benefits paid.......................................     (13,636)    (16,935)
                                                                    --------    --------
    Fair value of plan assets at end of year....................    $236,692    $221,560
                                                                    ========    ========

12. INTEREST EXPENSE (INCOME), NET AND OTHER INCOME

    Interest expense (income), net

                                                                     1999       1998       1997
                                                                    -------    -------    -------
                                                                      (in thousands of dollars)
    Interest on long-term debt..................................    $27,019    $28,252    $25,635
    Deferred debt issue expenses written off....................      --         --         8,426
    Interest on debt component of convertible debentures........      --         --           260
    Interest income on temporary investments....................       (943)    (1,103)    (1,866)
    Interest capitalized on major construction projects.........      --         --          (200)
    Other.......................................................      2,533      2,248      1,505
                                                                    -------    -------    -------
                                                                    $28,609    $29,397    $33,760
                                                                    =======    =======    =======

    Cash payments of interest totaled $27.6 million in 1999 (1998 -- $27.1 million; 1997 -- $28.4 million).

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    Other income (expense), net

                                                                     1999        1998        1997
                                                                    -------    --------    --------
                                                                       (in thousands of dollars)
    Gain resulting from the renegotiation of fibre supply
      agreements................................................    $ 9,500       --          --
    Gain from asset disposals...................................      5,094         235         235
    Other.......................................................       (802)        262         (22)
                                                                    -------    --------    --------
                                                                    $13,792    $    497    $    213
                                                                    =======    ========    ========

13. PROVISION FOR (RECOVERY OF) INCOME TAXES

    The composite of the applicable statutory corporate income tax rates in Canada is 39.7% (1998 -- 39.3%; 1997 -- 41.1%). The following is the reconciliation of income taxes calculated at the above composite statutory rate with the income tax provision:

                                                                     1999        1998        1997
                                                                    -------    --------    --------
                                                                       (in thousands of dollars)
    Earnings (loss) before income taxes.........................    $60,276    $(30,400)   $(42,451)
                                                                    -------    --------    --------
    Income taxes (recovery) at the composite statutory rate.....     23,943     (11,946)    (17,458)
    Manufacturing and processing deduction......................     (2,455)        624       2,655
    Large corporations tax......................................        926         714       1,310
    Exchange translation items..................................       (515)      3,277       1,054
    Other items.................................................        (63)        194         429
                                                                    -------    --------    --------
                                                                    $21,836    $ (7,137)   $(12,010)
                                                                    =======    ========    ========

    Payments for income and capital taxes in 1999 amounted to $2.9 million (1998 -- payments of $2.5 million; 1997 -- payments of $2.6 million).

    The following summarizes the Company's income taxes on earnings of its Canadian and foreign operations:

                                                                     1999        1998        1997
                                                                    -------    --------    --------
                                                                       (in thousands of dollars)
    Canada
      Earnings (loss) before income taxes.......................    $33,678    $(16,063)   $(35,854)
      Income taxes (recovery)
        Current.................................................        913         921       1,550
        Future..................................................     10,352      (2,760)    (11,067)
                                                                    -------    --------    --------
                                                                     11,265      (1,839)     (9,517)
                                                                    -------    --------    --------
      Net earnings (loss) before non-controlling interest.......    $22,413    $(14,224)   $(26,337)
                                                                    =======    ========    ========
    Foreign
      Earnings (loss) before income taxes.......................    $26,598    $(14,337)   $ (6,597)
      Income taxes (recovery)
        Current.................................................        544         104       --
        Future..................................................     10,027      (5,402)     (2,493)
                                                                    -------    --------    --------
                                                                     10,571      (5,298)     (2,493)
                                                                    -------    --------    --------
      Net earnings (loss) before non-controlling interest.......    $16,027    $ (9,039)   $ (4,104)
                                                                    =======    ========    ========
    Total
      Earnings (loss) before income taxes.......................    $60,276    $(30,400)   $(42,451)
      Income taxes (recovery)
        Current.................................................      1,457       1,026       1,550
        Future..................................................     20,379      (8,163)    (13,560)
                                                                    -------    --------    --------
                                                                     21,836      (7,137)    (12,010)
                                                                    -------    --------    --------
      Net earnings (loss) before non-controlling interest.......    $38,440    $(23,263)   $(30,441)
                                                                    =======    ========    ========

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    Principal components of future income taxes are as follows:

                                                                              1999                         1998
                                                                    -------------------------    ------------------------
                                                                     CANADA     UNITED STATES    CANADA     UNITED STATES
                                                                    --------    -------------    -------    -------------
                                                                    (in thousands of dollars)        (in thousands of
                                                                                                         dollars)
    Future income tax assets
      Operating loss carryforwards..............................    $  5,031       $48,004       $10,423       $37,870
      Post retirement benefits..................................       --            7,107         --            6,958
      Shares issuance costs.....................................       2,864        --             4,170        --
      Other deductible timing differences.......................       3,426         4,302         2,128         4,467
                                                                    --------       -------       -------       -------
                                                                      11,321        59,413        16,721        49,295
                                                                    --------       -------       -------       -------
    Future income tax liabilities
      Differences between tax bases and reported amounts of
        depreciable assets......................................      26,648        56,617        21,174        36,548
      Post retirement liabilities...............................       --            4,318         --            4,246
      Other taxable timing differences..........................       1,388            68         1,910            64
                                                                    --------       -------       -------       -------
                                                                      28,036        61,003        23,084        40,858
                                                                    --------       -------       -------       -------
    Net future income tax assets (liabilities)..................    $(16,715)      $(1,590)      $(6,363)      $ 8,437
                                                                    ========       =======       =======       =======

    The tax loss carryforwards expire as follows:

                                           (in thousands of dollars)
    2003................................           $  6,800
    2004................................              7,400
    2010................................                900
    2011................................              2,300
    2012................................             23,500
    2018................................             71,800
    2019................................             21,800
                                                   --------
                                                   $134,500
                                                   ========

14. SHAREHOLDER RIGHTS PLAN

    The Company has a Shareholder Rights Plan which is designed to encourage the fair treatment of all shareholders in connection with any takeover bid for the Company. The Shareholder Rights Plan adopted in 1995 and subject to reconfirmation by the shareholders at every third annual meeting, has been renewed in 1998 and will expire on February 1, 2005.

    The rights issued under the Shareholder Rights Plan become exercisable under certain specific events related to a potential takeover other than a permitted bid. Similar to most of the rights plans implemented in Canada, the Shareholder Rights Plan contemplates a permitted bid concept whereby a takeover bid will not trigger the rights if it meets specified conditions. Should a bid other than a permitted bid be carried out, each right would entitle a rights holder to purchase common shares of the Company at a 50% discount of the market price at the time.

15. SEGMENTED INFORMATION

    The Company's primary activity is the production and marketing of paperboard and packaging products. The Company's manufacturing and converting facilities are located in Quebec and Ontario, Canada, and in New York, Maryland, Massachusetts, Ohio, North Carolina, Virginia, Wisconsin, South Carolina and New Hampshire, U.S.A. The operating activities are split into two major segments which are the paperboard production and marketing, and the converting operations.

    Primary production includes white top and mottled white linerboard, solid bleached foodboard and linerboard, unbleached kraftliner board, and corrugating medium. Containerboard, consisting of linerboard and corrugating medium, is the principal raw material used in the manufacturing of corrugated containers. Integrated containerboard manufacturers exchange containerboard with other manufacturers to take advantage of freight costs, manufacturing efficiencies and to obtain grade they do not produce.

    The Company owns and operates seventeen converting plants. The converting production consists mainly of corrugated containers, litho-labeled and direct-printed retail packaging, point-of-purchase displays, post-print, specialty packaging products, cupstock, baconboard and liquid packaging. The Company's converting plants consume the equivalent of approximately 37% of the Company's production. Accounting for segment profitability involves use of transfer prices that attempt to approximate current market value. Segment profit and assets have been measured in accordance with the Company's accounting policies.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

                                                                                          WOODLANDS,
                                                                                             SOLID
                                                                                             WOOD
                                                                                              AND
                                                                  PRIMARY                 UNALLOCATED
    1999                                                           MILLS     CONVERTING     AMOUNTS       TOTAL
    ----                                                          --------   ----------   -----------   ----------
    Net sales to third parties..................................  $523,532    $363,178      $29,087     $  915,797
    Inter-segment sales.........................................    90,240          --           --         90,240
                                                                  --------    --------      -------     ----------
    Total.......................................................   613,772     363,178       29,087      1,006,037
      EBITDA(i).................................................   117,476      21,845        2,795        142,116
      Amortization..............................................    56,064       8,741        2,218         67,023
      Operating earnings........................................    61,412      13,104          577         75,093
    Total assets................................................   766,288     310,233       79,022      1,155,543
      Additions to property, plant and equipment................    37,251      18,556        1,331         57,138
      Addition to goodwill......................................        --      21,630           --         21,630

                                                                                          WOODLANDS,
                                                                                             SOLID
                                                                                             WOOD
                                                                                              AND
                                                                  PRIMARY                 UNALLOCATED
    1998                                                           MILLS     CONVERTING     AMOUNTS       TOTAL
    ----                                                          --------   ----------   -----------   ----------
    Net sales to third parties..................................  $478,104    $296,038      $17,765     $  791,907
      Inter-segment sales.......................................    80,354          --           --         80,354
                                                                  --------    --------      -------     ----------
    Total.......................................................   558,458     296,038       17,765        872,261
      EBITDA before restructuring charge(i).....................    61,300      15,206       (1,620)        74,886
      Amortization..............................................    54,329       7,391        1,788         63,508
      Operating earnings (loss) before restructuring charge.....     6,971       7,815       (3,408)        11,378
    Total assets................................................   809,947     181,532       58,934      1,050,413
      Additions to property, plant and equipment................    33,913      13,129        2,193         49,235
      Addition to goodwill......................................        --          --           --             --

                                                                                          WOODLANDS,
                                                                                          SOLID WOOD
                                                                                              AND
                                                                  PRIMARY                 UNALLOCATED
    1997                                                           MILLS     CONVERTING     AMOUNTS      TOTAL
    ----                                                          --------   ----------   -----------   --------
    Net sales to third parties..................................  $363,436    $220,125     $  6,881     $590,442
      Inter-segment sales.......................................    64,727      --           --           64,727
                                                                  --------    --------     --------     --------
    Total.......................................................   428,163     220,125        6,881      655,169
    EBITDA(i)...................................................    29,812      14,432       (5,527)      38,717
    Amortization................................................    39,696       6,466        1,459       47,621
    Operating earnings (loss)...................................    (9,884)      7,966       (6,986)      (8,904)
    Total assets................................................   844,388     176,792       59,741     1,080,921
    Additions to property, plant and equipment..................    21,388      19,113        3,537       44,038
    Addition to goodwill........................................     --         --              702          702

    Starting in July 1998, corporate expenses were allocated to the primary mills and converting segments.
---------------

    (i) EBITDA: earnings before interest, income taxes, depreciation and amortization.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    The operations and assets of the Company by geographic area are as follows:

                                                                     1999         1998         1997
                                                                  ----------   ----------   ----------
                                                                       (in thousands of dollars)
    Sales to third parties
      From Canada
        Within Canada...........................................  $  137,174   $  120,620   $  130,367
        To the United States....................................     208,086      151,903      125,206
        Other...................................................      29,222       45,583       45,296
                                                                  ----------   ----------   ----------
                                                                     374,482      318,106      300,869
      From the United States....................................     541,315      473,801      289,573
                                                                  ----------   ----------   ----------
                                                                  $  915,797   $  791,907   $  590,442
                                                                  ==========   ==========   ==========
    Intercompany sales between geographic areas(A)
      From Canada...............................................  $   19,582   $    9,723   $    4,845
      From the United States....................................       1,215        2,078        1,092
                                                                  ----------   ----------   ----------
                                                                  $   20,797   $   11,801   $    5,937
                                                                  ==========   ==========   ==========
    Operating earnings (loss)
      Canada....................................................  $   40,967   $   (4,213)  $  (22,975)
      United States.............................................      34,126        2,713       14,071
                                                                  ----------   ----------   ----------
                                                                  $   75,093   $   (1,500)  $   (8,904)
                                                                  ==========   ==========   ==========
    Total assets(B)
      Canada....................................................  $  438,551   $  441,710   $  468,865
      United States.............................................     716,992      608,703      612,056
                                                                  ----------   ----------   ----------
                                                                  $1,155,543   $1,050,413   $1,080,921
                                                                  ==========   ==========   ==========
    Property, plant, equipment and goodwill
      Canada....................................................  $  325,249   $  320,371   $  316,170
      United States.............................................     531,969      475,512      491,901
                                                                  ----------   ----------   ----------
                                                                  $  857,218   $  795,883   $  808,071
                                                                  ==========   ==========   ==========

---------------
(A) Intercompany sales reflect transfer prices at market value.

(B) Total assets are those which are directly used in geographic areas.

16. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

    Since substantially all of the Company's revenues are denominated in US dollars and a portion of the operating costs are incurred in Canadian dollars, the Company has a hedging program to manage its foreign exchange exposure on future purchases of services and products denominated in Canadian dollars. The Company does not use derivative financial instruments for trading or speculative purposes. At December 31, the Company had entered into various forward contracts and options for the purchase of Canadian dollars as follows (amounts in parentheses represent losses):

                                                                      1999                               1998
                                                         ------------------------------    --------------------------------
                                                                     AVERAGE                           AVERAGE
                                                                     EXCHANGE                          EXCHANGE
                                                         NOMINAL       RATE       FAIR     NOMINAL       RATE        FAIR
                                                          AMOUNT      $/CAN$     VALUE      AMOUNT      $/CAN$      VALUE
                                                         --------    --------    ------    --------    --------    --------
                                                                             (in thousands of dollars)
    1999...............................................  $  --       $ --        $ --      $ 77,000    $0.7125     $ (7,422)
    2000...............................................   108,000     0.6950        150      84,000     0.7001       (5,493)
    2001...............................................    76,000     0.6920        919      56,000     0.7027       (3,776)
    2002...............................................    21,000     0.6972        208      15,000     0.7068       (1,074)
                                                         --------                ------    --------                --------
                                                         $205,000                $1,277    $232,000                $(17,765)
                                                         ========                ======    ========                ========

    The fair value of these forward contracts and options reflects the estimated amounts that the Company would receive or (pay) to terminate the contracts at the year-end date. The unrealized gains and losses on open contracts are equal to the fair value as indicated above.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    INTEREST RATE RISK MANAGEMENT

    Cash and temporary investments bear interest at floating rates. Accounts receivable, accounts payable and accrued liabilities are non-interest bearing.

    The Company enters into interest rate swap agreements to reduce exposure to interest rate fluctuations on its long-term debt. Payments made under these agreements are accounted for as adjustments to interest expense.

    At December 31, 1999, the Company has entered into interest rate swap agreements with financial institutions to pay fixed rates on a notional amount of $55 million at a rate of 5.97%. These agreements expire in 2003. The fair value of these financial instruments as of December 31, 1999 represents an unrealized gain of $1.5 million.

    SELLING PRICES RISK MANAGEMENT

    The Company enters into cash-settled swap agreements with financial institutions to receive fixed prices on notional amounts of 26 lb. semichemical corrugating medium and 42 lb. unbleached kraftliner. At December 31, 1999, the Company had entered into swap agreements for 37,500 tons of corrugating medium and 18,000 tons of unbleached kraftliner. These agreements expire in 2000 and 2001. The fair value of these financial instruments as of December 31, 1999 represents an unrealized loss of $1.6 million.

    RECYCLED FIBRE RISK MANAGEMENT

    The Company enters into cash-settled swap agreements with financial institutions to pay fixed prices on notional amounts of old corrugated container. At December 31, 1999, the Company had entered into swap agreements for 48,000 tons of old corrugated container. These agreements expire in 2001. The fair market value of these instruments as of December 31, 1999 represents an unrealized loss of $0.3 million.

    CREDIT RISK MANAGEMENT

    The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce this risk, the Company's credit policies include the analysis of the financial position of its customers and the regular review of their credit limits. In some cases, the Company requires bank letters of credit or subscribes to credit insurance. The Company does not have significant exposure to any individual customer or counterpart and has not incurred significant bad debt expenses in the last three years.

    The Company minimizes its credit exposure to counterparties in the derivative financial instrument transactions by entering into contracts only with highly rated financial institutions and by distributing the transactions among several selected financial institutions. Although the Company's credit risk is the replacement cost at the then-estimated fair value of the instrument, management believes that the risk of incurring losses is remote and that such losses, if any, would not be material. The market risk related to the derivative instruments should be offset by changes in the valuation of the underlying items being hedged.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Rates currently available to the Company for long-term debt with similar terms and remaining maturities are used to estimate the fair value of existing borrowings using the present value of expected cash flows.

    Short-term financial instruments included in the consolidated balance sheet are valued at their carrying amounts which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments; these include cash and temporary investments, accounts receivable, bank indebtedness and accounts payable and accrued liabilities.

    The fair value of the Company's other financial instruments and their carrying amount are as follows:

                                                                            1999                    1998
                                                                    --------------------    --------------------
                                                                    CARRYING      FAIR      CARRYING      FAIR
                                                                     AMOUNT      VALUE       AMOUNT      VALUE
                                                                    --------    --------    --------    --------
                                                                             (in thousands of dollars)
    Secured term loan...........................................    $224,250    $224,250    $230,000    $230,000
    Senior secured notes........................................     125,000     130,845     125,000     135,588
    Eastern Container Corporation term loan.....................      22,500      22,500       --          --
    Industrial development revenue bonds........................       4,760       4,760       4,880       4,880
    Note payable................................................       8,000       8,000       --          --
    Note payable to Abitibi-Consolidated Inc....................       --          --          2,389       2,389

17. RESTRUCTURING CHARGE

    In 1998, the Company completed a major restructuring of its West Point mill. As a result, the market pulp machine was permanently shut down as well as a chip mill. With this process, the Company has offered an enhanced early retirement package to a certain number of eligible

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

    employees, including severance payments and extended health benefits. The Company has renegotiated the expiry date of the collective agreement extending it from 2001 to 2008. The cost related to the restructuring was incurred in 1998.

18. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not yet possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

19. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP)

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP) which conform in all material respects with generally accepted accounting principles in the United States, except as set forth below.

    A)   RECONCILIATION OF EARNINGS AND BALANCE SHEET TO U.S. GAAP

         EARNINGS ADJUSTMENTS

                                                                          1999        1998        1997
                                                                         -------    --------    --------
                                                                            (in thousands of dollars)
         Net earnings (loss) in accordance with Canadian GAAP........     38,337     (23,263)    (30,441)
                                                                         =======    ========    ========
         Adjustments:
         Pension expense(1)..........................................    $  (933)   $   (722)   $   (414)
         Unrealized exchange loss on long-term debt(2)...............        381         237         527
         Interest on equity component of convertible debentures(3)...      --          --         (4,790)
         RSU/stock options(4)........................................       (804)       (798)       (785)
         Future income taxes(5)......................................      --           (394)        394
         Deferred start-up costs(6)..................................       (455)      2,180         (75)
         Change in reporting currency(7).............................      --          --           (508)
         Write-off of debt issue expenses(9).........................      --          --          8,426
         Income tax impact of the above adjustments..................        458        (481)     (1,444)
                                                                         -------    --------    --------
                                                                         $(1,353)   $     22    $  1,331
                                                                         -------    --------    --------
         Net earnings (loss) in accordance with U.S. GAAP before
           extraordinary item........................................    $36,984    $(23,241)   $(29,110)
         Extraordinary item (net of tax) write-off of debt issue
           expenses(9)...............................................      --         (5,645)      --
                                                                         -------    --------    --------
         Net earnings (loss).........................................    $36,984    $(28,886)   $(29,110)
                                                                         =======    ========    ========
         Net earnings (loss) per common share in accordance with U.S.
           GAAP before extraordinary item -- basic...................    $  0.75    $  (0.47)   $  (0.85)
         Extraordinary item (net of tax).............................      --          (0.12)      --
                                                                         -------    --------    --------
         Net earnings (loss) per common share -- basic...............    $  0.75    $  (0.59)   $  (0.85)
                                                                         =======    ========    ========
         Net earnings (loss) per common share -- fully diluted(10)...    $  0.75    $  (0.59)   $  (0.85)
                                                                         =======    ========    ========

         STATEMENT OF COMPREHENSIVE INCOME

                                                                        1999        1998        1997
                                                                       -------    --------    --------
                                                                          (in thousands of dollars)
         Net earning (loss)..........................................  $36,984    $(28,886)   $(29,110)
         Other comprehensive income, net of tax
         Minimum pension liability...................................    1,882      (1,995)      3,131
                                                                       -------    --------    --------
         Comprehensive income (loss).................................  $38,866    $(30,881)   $(25,979)
                                                                       =======    ========    ========

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

         CONSOLIDATED BALANCE SHEET ADJUSTMENTS

                                                                              1999                      1998
                                                                     -----------------------   -----------------------
                                                                     CAN. GAAP    U.S. GAAP    CAN. GAAP    U.S. GAAP
                                                                     ----------   ----------   ----------   ----------
                                                                                 (in thousands of dollars)
         Working capital...........................................  $ 114,184    $ 114,184    $ 131,533    $  131,533
         Property, plant and equipment.............................    816,879      816,879      775,960       775,960
         Future income taxes(1,6)..................................         --           --        8,437         8,437
         Other assets(1,2,6,8).....................................     74,237       77,051       50,270        57,483
                                                                     ----------   ----------   ----------   ----------
                                                                     $1,005,300   $1,008,114   $ 966,200    $  973,413
                                                                     ==========   ==========   ==========   ==========
         Long-term debt............................................  $ 338,206    $ 338,206    $ 356,455    $  356,455
         Future income taxes(1,6)..................................     18,305       16,018        6,363         3,607
         Other liabilities(1)......................................     32,804       46,528       27,271        47,310
         Shareholders' equity(1,2,4,6,8)...........................    615,985      607,362      576,111       566,041
                                                                     ----------   ----------   ----------   ----------
                                                                     $1,005,300   $1,008,114   $ 966,200    $  973,413
                                                                     ==========   ==========   ==========   ==========

---------------
       (1) Accounting for pension costs under U.S. GAAP differs from Canadian GAAP principally with respect to the choice of the discount rate used to calculate the projected benefit obligation and to the valuation of assets and related effects on pension expense. In addition, under U.S. GAAP, the Company would have recorded an additional minimum liability for underfunded plans representing the excess of the accumulated benefit obligation over the pension plan assets, less the pension liability already recognized and the net unamortized prior service cost. Under U.S. GAAP, the additional minimum liability at December 31, 1999 of $12.1 million (1998 -- $19.3 million) would be accounted for and offset by an intangible asset of $11.4 million (1998 -- $15.9 million) and a component of accumulated other comprehensive income of $0.5 million (1998 -- $2.3 million), net of a tax benefit of $0.2 million (1998 -- $1.1 million).

       (2) Unrealized exchange gains and losses arising on the translation, at exchange rates prevailing on the balance sheet date, of long-term debt repayable in a foreign currency are deferred and amortized over the remaining life of the related debt. Under U.S. GAAP, such exchange gains and losses are included in earnings.

       (3) Under Canadian GAAP, the interest expense related to the debt component of the convertible debenture is charged to net earnings and the interest expense related to the equity component of the convertible debentures, net of income taxes, is charged to retained earnings. Under U.S. GAAP, the interest related to the principal amount of the convertible debentures is charged to earnings.

       (4) Under U.S. GAAP, the Company had elected in 1995 to measure compensation costs related to awards of RSUs and stock options using the fair value based method of accounting as recommended under FASB Statement 123. The recognition provision has not been applied to awards granted in 1994. The fair value of options granted was estimated using the Black-Scholes options pricing model, taking into account an interest risk-free rate of 6% in 1999 (6% in 1998; 7% in 1997), an expected volatility of 25% and an expected life of four years. The weighted average grant date fair value of options granted during the year was $3.39: (1998 -- $3.42 and 1997 -- $5.28). The expected rate of cancellation of options and RSUs is estimated at 5% and 6.5% respectively per year. The cost related to the RSUs, which is amortized over a period of three years, is based on the market value of the Company's shares as of the grant date, which was $12.30 in 1998 (1997 -- $15.08). The program was terminated in 1998. No RSUs were granted in 1999.

       (5) Under Canadian GAAP, future income taxes were, until 1997, considered as non-monetary elements and were therefore translated into US dollars using historical exchange rates. Under U.S. GAAP, future income taxes were considered as monetary elements and were, therefore, translated into US dollars using the exchange rate in effect at the end of the year. In 1998, the Company adopted the new Canadian accounting for income taxes approved by CICA, which had the effect of considering future income taxes as monetary items; therefore, there is no difference in the measurement of future income taxes at the end of December 1998 and 1999.

       (6) Under Canadian GAAP, start-up costs can be deferred and amortized. Under U.S. GAAP, such costs are charged to earnings as incurred.

       (7) As mentioned in Note 2, the Company has adopted, in 1997, the US dollar as its reporting and functional currency. Under Canadian GAAP, prior years' financial statements are presented in US dollars in accordance with a translation of convenience method using the closing exchange rate at December 31, 1996 of $0.73 per CAN$1.00. Under U.S. GAAP, prior years' financial statements are translated according to the current rate method using the year-end rate or the rate in effect at the transaction dates, as appropriate.

       (8) Under U.S. GAAP, advances to officers and managers for the purchase of shares of the Company must be deducted from shareholders' equity.

       (9) Under U.S. GAAP, the write-off (Note 12) of unamortized debt issue expense was recognized when the debt was extinguished in 1998.

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

       (10) Under U.S. GAAP, the effect of potential conversion is calculated using the treasury stock method for options and warrants. Under the treasury stock method, earnings per share are calculated as if options and warrants were exercised at the beginning of the year and as if the funds were used to purchase the Company's stock in the market. Under Canadian GAAP, the funds theoretically received on conversion are assumed to earn an appropriate rate of return.

    (B)  SUPPLEMENTARY DISCLOSURES UNDER U.S. GAAP
         1.   ACCOUNTS RECEIVABLE

                                                                                 1999        1998
                                                                               --------     -------
                                                                                 (in thousands of
                                                                                     dollars)
              Trade receivable............................................     $112,380     $94,189
              Other.......................................................       13,038       2,856
                                                                               --------     -------
                                                                                125,418      97,045
              Less: Allowance for doubtful accounts.......................       (1,139)     (1,150)
                                                                               --------     -------
                                                                               $124,279     $95,895
                                                                               ========     =======

         2.   ACCOUNTS PAYABLE AND ACCRUED CHARGES

                                                                                1999       1998
                                                                              --------    -------
                                                                               (in thousands of
                                                                                   dollars)
              Trade payable...............................................    $ 67,781    $41,136
              Accrued vacation pay and payroll deduction..................      13,387      9,068
              Other.......................................................      21,678     21,908
                                                                              --------    -------
                                                                              $102,846    $72,112
                                                                              ========    =======

         3.   OPERATING LEASES

          Operating lease expenses amounted to $7.4 million in 1999 (1998 -- $6.6 million; 1997 -- $4.7 million).

         4.   SUPPLEMENTARY INFORMATION TO CONSOLIDATED STATEMENT OF CASH FLOWS

          Under US GAAP, bank indebtedness is considered as a financing activity and is reported as such in the statement of cash flows.

         5.   PRO FORMA STATEMENT OF EARNINGS DATA (UNAUDITED)

          The following unaudited pro forma statement of earnings data assume that the acquisitions discussed in Note 3 occurred as at January 1, 1998. The unaudited pro forma statement of earnings data were prepared based upon the historical consolidated statements of earnings of the Company for the years ended December 31, 1999 and 1998, on the statements of earnings of the businesses acquired for the year ended December 31, 1998 and for the period from January 1, 1999 to the date of their respective acquisition. The statements of earnings of the businesses acquired have been adjusted to bring accounting policies for amortization of property, plant and equipment and inventory valuation in line with those of the Company. The unaudited pro forma data are not necessarily indicative of the combined results of operations of the Company and the businesses acquired that would have resulted had the transactions occurred on the date previously indicated, nor is it necessarily indicative of future operating results of the Company.

          Pro forma statement of earnings data

                                                                                 1999          1998
                                                                              -----------    ---------
                                                                              (in thousands of dollar,
                                                                                  except per share
                                                                                      amounts)
              Net sales...................................................    $1,049,161     $950,830
              Net earnings (loss).........................................        39,475      (26,213)
              Net earnings (loss) per share...............................          0.80        (0.53)

                          ST. LAURENT PAPERBOARD INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (ALL AMOUNTS ARE EXPRESSED IN UNITED STATES ("US") DOLLARS EXCEPT WHERE
                              OTHERWISE INDICATED)

         6.   PENDING ACCOUNTING STANDARD

          In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which standardized the accounting for all derivatives. This standard will be effective for fiscal years beginning after June 15, 2000. Management has not yet determined the impact of this new Standard.

          In March 1999, the Canadian Institute of Chartered Accountants ("CICA") released new accounting rules regarding employee future benefits under section 3461 of the CICA Handbook. The new accounting standards will be applicable in fiscal year 2000. Management has not yet determined if the new rules will be applied retroactively or prospectively as permitted under section 3461. If the new rules are applied retroactively, the benefit liability will increase by approximately $31 million and retained earnings will decrease by approximately $21 million net of income taxes.

20. SUBSEQUENT EVENT

    On February 23, 2000, Smurfit-Stone Container Corporation ("SSCC") and the Company entered into a pre-merger agreement pursuant to which SSCC has agreed to acquire all of the issued and outstanding shares of the Company for a per share consideration of $12.50 and one-half share of SSCC. In certain circumstances, including in the event that the Company receives a superior proposal and the Board of Directors of the Company withdraws its support for the SSCC offer, SSCC will be entitled to a $30 million break fee. Subject to obtaining shareholders and regulatory approvals, the SSCC transaction is scheduled to close towards the end of the second quarter.

21. COMPARATIVE AMOUNTS

    Certain comparative amounts have been restated to comply with the current year's presentation.